Exhibit 99.1
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES UPDATED LONG-RANGE
STRATEGIC GROWTH INITIATIVES

HOUSTON, TX, January 8, 2007 - Stage Stores, Inc. (NYSE: SSI) announced today that in conjunction with its recently completed long-range planning process, it will implement the following long-range strategic growth initiatives:

•
Undertake an expanded new store organic growth program by doubling the number of new store openings to approximately 70 per year beginning in fiscal 2008, versus an average of 33 new stores per year during the past 4 years;

•	Further expand the square footage in the Company’s existing store base through a higher number of store relocations and expansions;

•	Increase the penetration in plus size sportswear and expand the selling floor space dedicated to this category;

•	Strengthen the assortments and presentation of key brands in family footwear;

•	Continue the roll-out of cosmetics and treatment products, with an emphasis on Estee Lauder and Clinique products;

•	Refine and optimize selling floor space allocations to maximize sales and margin per square foot generation; and

•
Initiate a site selection process for a third distribution center to support the Company’s planned geographic expansion of its store base and accelerated square footage growth plans, with an expected start-up in mid-2008.

--more--

Stage Stores Announces
Strategic Initiatives
Page - 2

Jim Scarborough, Chairman and Chief Executive Officer, commented, “Based upon the recent completion and conclusions of our long-range strategic planning process, I am pleased and excited to report that we will be doubling our new store opening program from our recent history of 33 stores per year, on average, to a new objective of 70 stores per year for the foreseeable future. Additionally, we will invest heavily into our existing core markets and store base with relocations and the expansion of our selling square footage as the top priority in these existing markets. Also, our customers have told us that we have significant opportunities for increased sales by expanding our assortments of branded footwear for the family, and in our women’s plus sizes area, and through the continued and methodical roll-out of cosmetics and treatment products in our existing, as well as future Stage market areas. To support our exciting planned growth initiatives, we will begin a site selection study for a third distribution center, with an expected start-up date of mid-2008.

“Our concept of ‘bringing big brands to small markets’ continues to provide us with a unique and profitable niche, and we believe that the implementation of these strategic initiatives will accelerate our top and bottom line growth, and greatly enhance our shareholder value,” Mr. Scarborough concluded.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 656 stores located in 33 states. The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states. For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

“Safe Harbor” Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including comments regarding the Company’s long-range strategic growth initiatives and the Company’s belief that its long-range strategic growth initiatives will accelerate its top and bottom line growth and greatly enhance shareholder value. The Company intends forward looking terminology such as "believes", "expects", "may", "will", "should", "could", "anticipates", "plans" or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements.

--more--

Stage Stores Announces
Strategic Initiatives
Page - 3

These risks and uncertainties include, but are not limited to, those described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 13, 2006, in the Company's subsequent Quarterly Reports on Form 10-Q as filed with the SEC and other factors as may periodically be described in other Company filings with the SEC.

###